Exhibit 10.1

Bidz.com, Inc.

CODE OF CONDUCT

Introduction

This Code of Conduct covers a wide range of business practices and procedures.  It does not cover every issue that may arise, but it sets out basic principles to guide the directors, officers, and employees of the Company.  All Company directors, officers, and employees should conduct themselves accordingly and seek to avoid even the appearance of improper behavior in any way relating to the Company.  In appropriate circumstances, this Code should also be provided to and followed by the Company’s agents and representatives, including consultants.

Any director or officer who has any questions about this Code should consult with the Chief Executive Officer, the Chief Financial Officer, or legal counsel as appropriate in the circumstances.  If an employee has any questions about this Code, the employee should ask his or her supervisor how to handle the situation.

Scope of Code.

This Code is intended to deter wrongdoing and to promote the following:

•                  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  full, fair, accurate, timely, and understandable disclosure in reports and documents the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other communications made by the Company;

•                  compliance with applicable governmental laws, rules, and regulations;

•                  the prompt internal reporting of violations of this Code to the appropriate person or persons identified in this Code;

•                  accountability for adherence to this Code; and

•                  adherence to a high standard of business ethics.

1.                                      Compliance with Laws, Rules, and Regulations

Obeying the law, both in letter and in spirit, is the foundation on which the Company’s ethical standards are built.  All directors, officers, and employees should respect and obey all laws, rules, and regulations applicable to the business and operations of the Company.  Although directors, officers, and employees are not expected to know all of the details of these laws, rules, and regulations, it is important to know enough to determine when to seek advice from supervisors, managers, officers or other appropriate Company personnel.

2.                                      Conflicts of Interest

A “conflict of interest” exists when an individual’s private interest interferes in any way — or even appears to conflict — with the interests of the Company.  A conflict of interest situation can arise when a director, officer, or employee takes actions or has interests that may make it difficult to perform his or her work on behalf of the Company in an objective and effective manner.  Conflicts of interest may also arise when a director, officer, or employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company.  Loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest.

Service to the Company should never be subordinated to personal gain or advantage.  Conflicts of interest, whenever possible, should be avoided.  In particular, clear conflict of interest situations involving directors, officers, and employees who occupy supervisory positions or who have discretionary authority in dealing with any third party may include the following:

•                  any significant ownership interest in any supplier or customer;

•                  any consulting or employment relationship with any customer, supplier, or competitor;

•                  any outside business activity that detracts from an individual’s ability to devote appropriate time and attention to his or her responsibilities to the Company;

•                  the receipt of non-nominal gifts or excessive entertainment from any organization with which the Company has current or prospective business dealings;

•                  being in the position of supervising, reviewing, or having any influence on the job evaluation, pay, or benefit of any family member; and

•                  selling anything to the Company or buying anything from the Company, except on the same terms and conditions as comparable directors, officers, or employees are permitted to so purchase or sell.

It is almost always a conflict of interest for a Company officer or employee to work simultaneously for a competitor, customer, or supplier.  No officer or employee may work for a competitor as a consultant or board member.  The best policy is to avoid any direct or indirect business connection with the Company’s customers, suppliers, and competitors, except on the Company’s behalf.

Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors.  Conflicts of interest may not always be clear-cut and further review and discussions may be appropriate.  Any director or officer who becomes aware of a conflict or potential conflict should bring it to the attention of the Chief Executive Officer, the Chief Financial Officer, or legal counsel as appropriate in the circumstances.  Any employee who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager, or other appropriate personnel.

3.                                      Insider Trading

Directors, officers, and employees who have access to confidential information relating to the Company are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company’s business.  All non-public information about the Company should be considered confidential information.  To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical and against Company policy but is also illegal.  Directors, officers, and employees also should comply with insider trading standards and procedures adopted by the Company.  If a question arises, the director, officer, or employee should consult with the Company’s Chief Financial Officer.

4.                                      Corporate Opportunities

Directors, officers, and employees are prohibited from taking for themselves personally or directing to a third party any opportunity that is discovered through the use of corporate property, information, or position without the consent of the Board of Directors.  No director, officer, or employee may use corporate property, information, or position for improper personal gain, and no director, officer, or employee may compete with the Company directly or indirectly.  Directors, officers, and employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

5.                                      Competition and Fair Dealing

The Company seeks to compete in a fair and honest manner.  The Company seeks competitive advantages through superior performance rather than through unethical or illegal business practices.  Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited.  Each director, officer, and employee should endeavor to respect the rights of and deal fairly with the Company’s customers, suppliers, service providers, competitors, and employees.  No director, officer, or employee should take unfair advantage of anyone relating to the Company’s business or operations through manipulation, concealment, or abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

To maintain the Company’s valuable reputation, compliance with the Company’s quality processes and safety requirements is essential.  In the context of ethics, quality requires that the Company’s products and services meet reasonable customer expectations.  All inspection and testing documents must be handled in accordance with all applicable regulations.

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers.  No gift or entertainment should ever be offered, given, provided, or accepted by a director, officer, or employee, family member of a director, officer, or employee, or agent relating to the individual’s position with the Company unless it (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff, and (5) does not violate any laws or regulations.  A director or officer should discuss with the Chief Executive Officer or Chief Financial Officer, and an employee should discuss with his or her supervisor, any gifts or proposed gifts that the individual is not certain are appropriate.

6.                                      Discrimination and Harassment

The diversity of the Company’s employees is a tremendous asset.  The Company is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment or any kind.  Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

7.                                      Health and Safety

The Company strives to provide each employee with a safe and healthful work environment.  Each officer and employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries, and unsafe equipment, practices, or conditions.

Violence and threatening behavior are not permitted.  Officers and employees should report to work in a condition to perform their duties, free from the influence of illegal drugs or alcohol.  The use of illegal drugs in the workplace will not be tolerated.

8.                                      Record-Keeping

The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions.

Many officers and employees regularly use business expense accounts, which must be documented and recorded accurately.  If an officer or employee is not sure whether a certain expense is legitimate, the employee should ask his or her supervisor or the Company’s controller.  Rules and guidelines are available from the Accounting Department.

All of the Company’s books, records, accounts, and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions, and must conform both to applicable legal requirements and to the Company’s system of internal controls.  Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.

Business records and communications often become public, and the Company and its officers and employees in their capacity with the Company should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood.  This applies equally to e-mail, internal memos, and formal reports.  The Company’s records should always be retained or destroyed according to the Company’s record retention policies.  In accordance with those policies, in the event of litigation or governmental investigation, directors, officers, and employees should consult with the Company’s Chief Financial Officer or legal counsel before taking any action because it is critical that any impropriety or possible appearance of impropriety be avoided.

9.                                      Confidentiality

Directors, officers, and employees must maintain the confidentiality of confidential information entrusted to them by the Company or its customers, suppliers, joint venture partners, or others with whom the Company is considering a business or other transaction except when disclosure is authorized by an executive officer or required or mandated by laws or regulations.  Confidential information includes all non-public information that might be useful or helpful to competitors or harmful to the Company or its customers and suppliers, if disclosed.  It also includes information that suppliers and customers have entrusted to the Company.  The obligation to preserve confidential information continues even after employment ends.

10.                               Protection and Proper Use of Company Assets

All directors, officers, and employees should endeavor to protect the Company’s assets and ensure their efficient use.  Theft, carelessness, and waste have a direct impact on the Company’s profitability.  Any suspected incident of fraud or theft should be immediately reported for investigation.  Company assets should be used for legitimate business purposes and should not be used for non-Company business.

The obligation to protect the Company’s assets includes its proprietary information.  Proprietary information includes intellectual property, such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information, and any unpublished financial data and reports.  Unauthorized use or distribution of this information would violate Company policy.  It could also be illegal and result in civil or even criminal penalties.

11.                               Gifts and Entertainment

All employees must be careful to avoid even the appearance of impropriety in giving or receiving gifts and entertainment. In general, you cannot offer, provide or accept any gifts or entertainment in connection with your service to the Company except in a manner consistent with customary business practices, such as customary and reasonable meals and entertainment at which the giver is present. Gifts and entertainment must not be excessive in value, in cash, susceptible of being construed as a bribe or kickback, or in violation of any laws. This principle applies to our transactions everywhere in the world, even if it conflicts with local custom. Under some statutes, such as the United States Foreign Corrupt Practices Act, giving anything of value to a government official, or a person being compensated on a government contract, to obtain or retain business or favorable treatment is a criminal act subject to prosecution and conviction. Discuss with your supervisor or the Compliance Officer any proposed entertainment or gifts if you are uncertain about their appropriateness.

12.          Payments to Government Personnel

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business.  It is strictly prohibited to make illegal payments to government officials of any country.

In addition, the U.S. government has a number of laws and regulations regarding business gratuities that may be accepted by U.S. government personnel.  The promise, offer, or delivery to an official or employee of the U.S. government of a gift, favor, or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense.  State and local governments, as well as foreign governments, may have similar rules.

13.          International Business Laws

You are expected to comply with all applicable laws wherever you travel on Company business, including laws prohibiting bribery, corruption or the conduct of business with specified individuals, companies or countries. We also expect employees to comply with U.S. laws, rules and regulations governing the conduct of business by U.S. citizens and corporations outside the United States.

These U.S. laws, rules and regulations, which extend to all our, activities outside the United States, include:

•                     The Foreign Corrupt Practices Act, which prohibits directly or indirectly giving anything of value to a government official to obtain or retain business or favorable treatment, and requires the maintenance of accurate books of account, with all company transactions being properly recorded;

•                     U.S. embargoes, which restrict or, in some cases, prohibit U.S. persons, corporations and, in some eases, foreign subsidiaries from doing business with certain countries, groups or individuals;

•                Export controls, which restrict travel to designated countries or prohibit or restrict the export of goods, services and technology to designated countries, identified persons or entities from the United States, or the re-export of U.S.-origin goods from the country of original destination to such designated countries or identified companies or entities; and

•                Anti-boycott compliance, which prohibits U.S. companies from taking any action that has the effect of furthering any unsanctioned boycott of a country friendly to the United States.

If you have a question as to whether an activity is restricted or prohibited, please contact the Compliance Officer before taking any action.

14.          Political Contributions and Gifts

The Company does not make contributions or payments that could he considered a contribution to a political party or candidate, or to intermediary organizations such as political action committees. However, you arc free to exercise your right to make personal political contributions within legal limits, You should not make these contributions in a way that might appear to be an endorsement or contribution by the Company. The Company will not reimburse you for any political contributions.

15.          Corporate Disclosures

All directors, officers, and employees should support the Company’s goal to have full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company with the SEC.  Although most employees hold positions that are far removed from the Company’s required filings with the SEC, each director, officer, and employee should promptly bring to the attention of the Chief Executive Officer, the Chief Financial Officer, or the Audit Committee, as appropriate in the circumstances, any of the following:

•                  Any material information to which such individual may become aware that affects the disclosures made by the Company in its public filings or would otherwise assist the Chief Executive Officer, the Chief Financial Officer, and the Audit Committee in fulfilling their responsibilities with respect to such public filings.

•                  Any information the individual may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures, or internal controls.

•                  Any information the individual may have concerning any violation of this Code, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures, or internal controls.

•                  Any information the individual may have concerning evidence of a material violation of the securities or other laws, rules, or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of this Code.

16.          Media Contacts and Public Communications

It is our policy to disclose material information concerning the Company to the public only in accordance with our Communications Policy, in order to avoid inappropriate publicity and to ensure that all such information is communicated in a way that is reasonably designed to provide accurate, broad, non-exclusionary distribution of information to the public.  All inquiries or calls from the press should be referred to the Investor Relations department.  All inquiries or calls from investors and financial analysts should be referred to the Investor Relations department. We have designated our chief financial officer as our official spokesperson for financial matters and for marketing, technical and other related information. Our chief financial officer will serve as a spokesperson for general press and industry analyst matters. This person is the only individual who is authorized to communicate with the press, investors or financial analysts on behalf of the Company, unless a specific exception has been made by our chief executive officer or chief financial officer.

17.          Waivers of the Code of Conduct

Any waiver of this Code for directors or executive officers may be made only by the Board of Directors or a committee of the Board and will be promptly disclosed to stockholders as required by applicable laws, rules, and regulations, including the rules of the SEC and Nasdaq.

18.          Publicly Available

This Code shall be posted on the Company’s website.

19.          Reporting any Illegal or Unethical Behavior

Directors and officers are encouraged to talk to the Chief Executive Officer, the Chief Financial Officer, or legal counsel, and employees are encouraged to talk to supervisors, managers, or other appropriate personnel, when in doubt about the best course of action in a particular situation.  Directors, officers, and employees should report any observed illegal or unethical behavior and any perceived violations of laws, rules, regulations, or this Code to appropriate personnel.  It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith.  Directors, officers, and employees are expected to cooperate in internal investigations of misconduct.

20.          Enforcement

The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code.  Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code and to these additional procedures, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board), and termination of the individual’s employment or position.  In determining the appropriate action in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action, and whether or not the individual in question had committed other violations in the past.

21.          Compliance Standards and Procedures

Compliance Resources

The Company has an obligation to promote ethical behavior. Every employee is encouraged to talk to his or her supervisor, managers and other appropriate personnel when in doubt about the application of any provision of this Code.

In addition to fielding questions with respect to interpretation or potential violations of this Code, the Compliance Officer is responsible for:

•                     Initially investigating possible violations of this Code which are reported to him or her and conducting further investigations under the direction and oversight of the Audit Committee or Governance and Nominating Committee, as applicable;

•                     Training new employees in Code policies;

•                     Conducting annual training sessions to refresh employees’ familiarity with this Code;

•                     Updating this Code as needed, with approval of the Governance and Nominating Committee, to reflect changes in the law, Company operations and recognized best practices, and to reflect Company experience with this Code; and

•                     Otherwise promoting an atmosphere of responsible and ethical conduct.

Your most immediate resource for any matter related to this Code is your supervisor. He or she may have the information you need, or may be able to refer the question to another appropriate source. There may, however, be times when you prefer not to go to your supervisor. In these instances, you should feel free to discuss your concern with the Compliance Officer. If you are uncomfortable speaking with the Compliance Officer for any reason (for example, because he or she works in your department or is one of your supervisors), please contact the Chairman of the Audit Committee (for matters related to accounting, internal accounting controls or auditing) or the Chairman of the Governance and Nominating Committee (for all other matters).

Clarifying Questions and Concerns

If you encounter a situation or are considering a course of action and its appropriateness is unclear, discuss the mater promptly with your supervisor or the Compliance Officer; even the appearance of impropriety can be very damaging to the Company and should be avoided, If you are aware of a suspected or actual violation of Code standards by others, you have a responsibility to report it. Supervisors must promptly report any complaints or observations of Code violations to the Compliance Officer. Reporting procedures, including anonymous reporting procedures, are described below. You should raise questions or report possible violations of this Code without any fear of retaliation in any form — it is our policy not to retaliate in such circumstances and we will take prompt disciplinary action against any employee who retaliates against you, up to and including termination of his or her employment. We do expect that anyone who reports a violation or suspected violation of this Code be acting in good faith and have reasonable grounds for believing the information disclosed indicates a violation of this Code. Any allegations which prove not to be substantiated and which prove to have been made maliciously or knowingly to be false will he viewed as grounds for disciplinary action to the extent permitted by applicable law,

Reporting Possible Violations

Employees who wish to submit a concern or complaint regarding a possible violation of this Code should follow the following procedures. The following procedures should also be used by employees to submit a concern or complaint regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Concerns and complaints regarding possible violations of this Code and Accounting Matters may be mailed to the Compliance Officer at:

Larry Russell

Compliance Officer

Bidz.com, Inc.

3562 Eastham Drive

Culver City, California 90232

Alternatively, concerns and complaints can be emailed to the Compliance Officer at larry@bidz.com.  If the concern or complaint relates to the Compliance Officer or there is a conflict of interest involving the Compliance Officer, or if an employee otherwise so desires, the concern or complaint should be submitted directly to the Audit Committee (if the concern or complaint involves Accounting Matters) or the Governance and Nominating Committee (if the concern or complaint involves any other matters) at:

Peter G. Hanelt

641 Sky Hy Circle

Lafayette, California 94549

Employees that desire anonymity may submit concerns or complaints to the applicable contact address specified above via mail to the Audit Committee (regarding Accounting Matters) or to the Governance and Nominating Committee (regarding all other matters). However, providing contact information for any particular concern or complaint will facilitate clarification and assistance with a possible investigation. Mailed submissions should be marked “Confidential”. When possible, acknowledgement of receipt of a concern or complaint will be provided to the sender.

A concern or complaint should he factual rather than speculative or conclusory and should contain as much specific information as possible to allow for proper assessment. The concern or complaint should be candid and set forth all of the information known and must contain sufficient corroborating information to support the commencement of an investigation, In particular, the following information should be included to the extent possible: (i) the alleged event, matter or issue that is the subject of the concern or complaint, (ii) the name of each person involved, (iii) if the concern or complaint involves a specific event or events, the approximate date and location of each event, and (iv) any additional information, documentation or other evidence to support the concern or complaint.

The Compliance Officer is initially responsible for reviewing and investigating all reported concerns and complaints regarding possible violations of this Code and Accounting Matters which arc reported to him or her (other than concerns and complaints involving the Compliance Officer or where there is a conflict of interest involving the Compliance Officer). The Compliance Officer (i) will promptly refer any concerns and complaints which he or she believes are substantive to the Chairman of the Audit Committee (if they pertain to Accounting Matters) or the Chairman of the Governance and Nominating Committee (if they pertain to any other matters) and (ii) will report any other concerns and complaints to the Audit Committee (if they pertain to Accounting Matters) or the Governance and Nominating Committee (if they pertain to any other matters) at the next meeting of such committee, in each case in accordance with the directives of the Board of Directors or a Committee of the Board or the requirements of applicable laws. Concerns and complaints regarding Accounting Matters will be reviewed and investigated under the direction and oversight of the Audit Committee. All other concerns and complaints regarding possible violations of this Code will be reviewed and investigated under the direction and oversight of the Governance and Nominating Committee. Upon making the determination to recommend further investigation, the Compliance Officer will promptly consult with the Governance and Nominating Committee or the Audit Committee, as applicable. The Governance and

Noniinating Committee or the Audit Committee, as applicable, will determine whether it believes that a reasonable basis exists for further investigation, If the Governance and Nominating Committee or the Audit Committee, as applicable, makes such a determination, the Compliance Officer shall conduct further investigation under the authority of the Committee, unless the Governance and Nominating Committee or the Audit Committee, as applicable, determines that it (or some other party) will conduct the further investigation. As needed, the Compliance Officer will consult with internal departments within the Company (such as Finance, Human Resources and Legal). the Board of Directors or Committees of the Board, or the Company’s general outside counsel, and (if so directed by the Governance and Nominating Committee or the Audit Committee, as applicable), outside accounting advisors, special outside legal counsel and other advisors, and (if so directed by the Governance and Nominating Committee or the Audit Committee, as applicable) will retain the assistance of any of such parties in a review or investigation.

Unless a concern or complaint is submitted anonymously, the cooperation of the employee submitting the concern or complaint in the review- and investigation will be expected. The cooperation of other employees in the review and investigation will be expected as well, including that of the employee whose conduct is the subject of the review or investigation. To the extent permitted by applicable law, failure to fully cooperate in any investigation upon request will be viewed as grounds for disciplinary action. Confidentiality will he maintained to the fullest extent reasonably practicable, consistent with the need to conduct an adequate review or investigation.

If the review or investigation indicates that a violation of this Code has occurred, the Company will take such action as it believes to be appropriate under the circumstances. If the Company determines that an employee is responsible for a Code violation, he or she will be subject to disciplinary action up to, and including, termination of employment and, in appropriate cases, civil action or referral for criminal prosecution. Appropriate action may also be taken to deter any future Code violations.

Retention of Concerns and Complaints

The Compliance Officer will maintain a log of all concerns and complaints, tracking their receipt, review, investigation and resolution, and shall prepare a periodic summary report thereof for the Board of Directors, Governance and Nominating Committee and Audit Committee, as applicable. Copies of concerns and complaints and such log will be maintained in accordance with the Company’s document retention policy or procedures then in effect.